EXHIBIT 99.1

WEBSITE PROS, WEB.COM SET SHAREHOLDER MEETINGS TO APPROVE MATTERS RELATED TO MERGER

JACKSONVILLE, FL and ATLANTA, GA, August 28, 2007 — Website Pros, Inc. (NASDAQ: WSPI) and Web.com, Inc. (NASDAQ: WWWW), announced today that Web.com has scheduled a special shareholder meeting for September 25, 2007 to seek shareholder adoption of the merger agreement with Website Pros, and that Website Pros has scheduled a special shareholder meeting for the same date to seek approval of the issuance of shares of Website Pros common stock to Web.com shareholders in the transaction.  The record date for both meetings is August 20, 2007.

Website Pros’ shareholder meeting will be held at 8:30 a.m. (EDT) at the principal executive offices of Website Pros, located at 12735 Gran Bay Parkway West, Building 200, Jacksonville, Florida 32258.  Web.com’s shareholder meeting will be held at 8:30 a.m. (EDT) at the Renaissance Concourse Hotel, located at One Hartsfield Centre Parkway, Atlanta, GA, 30354.

The two companies announced on June 26, 2007 that they had signed a definitive merger agreement, which was unanimously approved by the boards of directors of both companies, under which Web.com will merge with and into a subsidiary of Website Pros (“Merger Sub”), and the shareholders of Web.com will receive, at their election, shares of Website Pros’ common stock or cash in exchange for all of the outstanding shares of Web.com capital stock (or, in certain circumstances described in the merger agreement, a combination of cash and Website Pros’ common stock).  Upon consummation of the Merger, Web.com will cease to exist, and Merger Sub will remain a wholly-owned subsidiary of Website Pros.  Pursuant to the merger agreement, Web.com shareholders may elect to receive for every Web.com share either 0.6875 shares of Website Pros stock or $6.5233 in cash, subject to adjustment based upon the elections received so that the total cash paid equals $25 million.  In the aggregate, Website Pros will issue approximately 9 million shares of Website Pros stock and pay $25 million in cash.

In  connection  with the  proposed  transaction,  Website Pros and Web.com filed a joint proxy statement/prospectus  with  the  Securities  and  Exchange Commission  (“SEC”).  BEFORE  MAKING ANY  VOTING  DECISION  WITH  RESPECT TO THE PROPOSED  TRANSACTION,  SHAREHOLDERS  OF  WEB.COM AND WEBSITE PROS ARE  URGED TO READ  THE  JOINT PROXY STATEMENT/PROSPECTUS AND THE OTHER RELEVANT MATERIALS FILED BY THE COMPANIES WITH THE SEC.  THESE MATERIALS CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.  The joint proxy statement/prospectus and other relevant materials, and any other documents filed by Website Pros and Web.com with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, shareholders of Website Pros may obtain free copies of the documents filed with the SEC by contacting Website Pros’ Investor Relations department at 12735 Gran Bay Parkway West, Jacksonville, Florida 32258 or emailing kori.doherty@icrinc.com, and shareholders of Web.com may obtain free copies of the documents filed with the SEC by contacting Web.com’s Investor Relations department at 303 Peachtree Center Ave, 5th Floor, Atlanta, GA 30303 or emailing investor@corp.web.com.  Investors may also read and copy any reports, statements and other information filed by the companies with the SEC at the SEC public reference room at 100 F Street, N.E., Room 1580, Washington, D.C.  20549.  Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

About Website Pros

Website Pros, Inc. (NASDAQ: WSPI) is a leading provider of Do-It-For-Me website building tools, Internet marketing, lead generation and technology solutions that enable businesses to maintain an effective Internet presence. Website Pros offers a full range of Web services, including website design and publishing, Internet marketing and advertising, search engine optimization, lead generation, home contractor specific leads and shopping cart solutions, meeting the needs of a business anywhere along its lifecycle - from those just establishing a Web presence to those requiring a more sophisticated online eCommerce sites. For more information on the company, please visit http://www.websitepros.com or call 1-800-GETSITE.

About Web.com

Web.com, Inc. (NASDAQ: WWWW) is a leading destination for simple yet powerful solutions for websites and Web services.  Web.com offers Do-It-Yourself and professional website building, website hosting, eCommerce, Web marketing, professional website design and e-mail.  Since 1995, Web.com has been helping individuals and small businesses leverage the power of the Internet to build an Internet presence. More than 4 million websites have been built using Web.com’s proprietary tools, services and patented technology.  Web.com’s Web hosting and website building services can also be found under the Interland (http://www.interland.com) and Trellix (http://www.trellix.com) brands. For more information on the company, please visit http://www.web.com or call at 1-800-WEB-HOST.

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Press
Roseann Duran
Website Pros, Inc.
904-680-6976
rduran@websitepros.com

Investors

Kori Doherty
ICR for Website Pros, Inc.
617-956-6730
kori.doherty@icrinc.com

Peter Delgrosso
Web.com
404-260-2500
investor@corp.web.com